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Jill Chapman	McLean, VA 22102
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Kent Landers
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Hilton Reports Third Quarter Results

MCLEAN, VA (October 25, 2023) - Hilton Worldwide Holdings Inc. ("Hilton" or the "Company") (NYSE: HLT) today reported its third quarter 2023 results. Highlights include:

•Diluted EPS was $1.44 for the third quarter, and diluted EPS, adjusted for special items, was $1.67

•Net income was $379 million for the third quarter

•Adjusted EBITDA was $834 million for the third quarter

•System-wide comparable RevPAR increased 6.8 percent, on a currency neutral basis, for the third quarter compared to the same period in 2022

•System-wide comparable RevPAR increased 11.4 percent, on a currency neutral basis, for the third quarter compared to the same period in 2019

•Approved 35,500 new rooms for development during the third quarter, bringing Hilton's development pipeline to a record 457,300 rooms as of September 30, 2023, representing growth of 4 percent from June 30, 2023 and 10 percent from September 30, 2022

•Added 15,700 rooms to Hilton's system in the third quarter, resulting in 14,300 net additional rooms in Hilton's system during the period

•Repurchased 4.5 million shares of Hilton common stock during the third quarter, bringing total capital return, including dividends, to $723 million for the quarter and $1,938 million year to date through October

•Expanded its brand portfolio of open hotels, with the openings of the first Spark by Hilton and the first Tempo by Hilton during the third quarter

•Full year 2023 system-wide RevPAR is expected to increase between 12.0 percent and 12.5 percent on a comparable and currency neutral basis compared to 2022; full year net income is projected to be between $1,375 million and $1,389 million; full year Adjusted EBITDA is projected to be between $3,025 million and $3,045 million

•Full year 2023 capital return is projected to be between $2.4 billion and $2.6 billion

Overview

Christopher J. Nassetta, President & Chief Executive Officer of Hilton, said, "We continued to see strong results during the third quarter, exceeding our expectations for system-wide RevPAR growth, with growth across all customer segments. We also continue to leverage our industry-leading portfolio of brands to drive further growth of our global network. We believe we have hit an inflection point and expect a meaningful uptick in openings in the fourth quarter with continued positive momentum into next year. With a record number of approvals year-to-date driving the largest pipeline in our history, we are confident in our ability to accelerate net unit growth to 5.5 percent to 6.0 percent next year."

For the three months ended September 30, 2023, system-wide comparable RevPAR increased 6.8 percent compared to the same period in 2022 due to increases in both occupancy and ADR, and management and franchise fee revenues increased 12.3 percent compared to the same period in 2022. For comparison to pre-pandemic results, system-wide comparable RevPAR for the three months ended September 30, 2023 increased 11.4 percent compared to the same period in 2019, and management and franchise fee revenues increased 36.4 percent from the same period in 2019.

For the nine months ended September 30, 2023, system-wide comparable RevPAR increased 14.9 percent compared to the same period in 2022 due to increases in both occupancy and ADR, and management and franchise fee revenues increased 18.4 percent compared to the same period in 2022. For comparison to pre-pandemic results, system-wide comparable RevPAR for the nine months ended September 30, 2023 increased 9.7 percent compared to the same period in 2019, and management and franchise fee revenues increased 31.3 percent from the same period in 2019.

For the three months ended September 30, 2023, diluted EPS was $1.44 and diluted EPS, adjusted for special items, was $1.67 compared to $1.26 and $1.31, respectively, for the three months ended September 30, 2022. Net income and Adjusted EBITDA were $379 million and $834 million, respectively, for the three months ended September 30, 2023, compared to $346 million and $732 million, respectively, for the three months ended September 30, 2022.

For the nine months ended September 30, 2023, diluted EPS was $3.74 and diluted EPS, adjusted for special items, was $4.53 compared to $3.32 and $3.31, respectively, for the nine months ended September 30, 2022. Net income and Adjusted EBITDA were $1,001 million and $2,286 million, respectively, for the nine months ended September 30, 2023, compared to $924 million and $1,859 million, respectively, for the nine months ended September 30, 2022.

Development

In the third quarter of 2023, Hilton opened 107 new hotels totaling 15,700 rooms and achieved net unit growth of 14,300 rooms. During the quarter, Hilton had two noteworthy brand debuts, celebrating the first Spark by Hilton which opened in Mystic, Connecticut, and the first Tempo by Hilton, which opened in New York Times Square. This momentum of firsts continued into October 2023 with the announcement of the Waldorf Astoria Residences Pompano Beach, the brand's first standalone residential project.

Hilton added 35,500 rooms to the development pipeline during the third quarter, and, as of September 30, 2023, Hilton's development pipeline totaled approximately 3,190 hotels representing 457,300 rooms throughout 119 countries and territories, including 29 countries and territories where Hilton did not have any existing hotels. Additionally, of the rooms in the development pipeline, 223,000 of the rooms were under construction and 257,200 of the rooms were located outside of the U.S.

Balance Sheet and Liquidity

As of September 30, 2023, Hilton had $8.8 billion of long-term debt outstanding, excluding the deduction for deferred financing costs and discount, with a weighted average interest rate of 4.57 percent. Excluding all finance lease liabilities and other debt of Hilton's consolidated variable interest entities, Hilton had $8.6 billion of long-term debt outstanding with a weighted average interest rate of 4.56 percent and no scheduled maturities until May 2025. As of September 30, 2023, no debt amounts were outstanding under Hilton's $2.0 billion senior secured revolving credit facility, which had an available borrowing capacity of $1,940 million after considering $60 million of outstanding letters of credit. Total cash and cash equivalents were $779 million as of September 30, 2023, including $81 million of restricted cash and cash equivalents.

During the third quarter of 2023, Hilton repurchased 4.5 million shares of its common stock at a cost of $684 million and an average price per share of $151.22. During the nine months ended September 30, 2023, Hilton repurchased 11.0 million shares of its common stock at an average price per share of $145.16, returning $1.6 billion of capital to shareholders.

In September 2023, Hilton paid a quarterly cash dividend of $0.15 per share of common stock, for a total of $39 million, bringing total dividend payments for the year to $120 million. In October 2023, Hilton's board of directors authorized a regular quarterly cash dividend of $0.15 per share of common stock to be paid on or before December 29, 2023 to holders of record of its common stock as of the close of business on November 17, 2023.

Outlook

Share-based metrics in Hilton's outlook include actual share repurchases through the third quarter, but do not include the effect of potential share repurchases thereafter.

Full Year 2023

•System-wide comparable RevPAR, on a currency neutral basis, is expected to increase between 12.0 percent and 12.5 percent compared to 2022.
•Diluted EPS is projected to be between $5.17 and $5.22.
•Diluted EPS, adjusted for special items, is projected to be between $6.04 and $6.09.
•Net income is projected to be between $1,375 million and $1,389 million.
•Adjusted EBITDA is projected to be between $3,025 million and $3,045 million.
•Contract acquisition costs and capital expenditures, excluding amounts reimbursed by third parties, are expected to be approximately $350 million.
•Capital return is projected to be between $2.4 billion and $2.6 billion.
•General and administrative expenses are projected to be between $390 million and $410 million.
•Net unit growth is expected to be approximately 5.0 percent.

Fourth Quarter 2023

•System-wide comparable RevPAR, on a currency neutral basis, is expected to increase between 4.5 percent and 5.5 percent compared to the fourth quarter of 2022.
•Diluted EPS is projected to be between $1.43 and $1.48.
•Diluted EPS, adjusted for special items, is projected to be between $1.51 and $1.56.
•Net income is projected to be between $374 million and $388 million.
•Adjusted EBITDA is projected to be between $739 million and $759 million.

Conference Call

Hilton will host a conference call to discuss third quarter of 2023 results on October 25, 2023 at 9:00 a.m. Eastern Time. Participants may listen to the live webcast by logging on to the Hilton Investor Relations website at https://ir.hilton.com/events-and-presentations. A replay and transcript of the webcast will be available within 24 hours after the live event at https://ir.hilton.com/financial-reporting.

Alternatively, participants may listen to the live call by dialing 1-888-317-6003 in the United States ("U.S.") or 1-412-317-6061 internationally using the conference ID 4158785. Participants are encouraged to dial into the call or link to the webcast at least fifteen minutes prior to the scheduled start time. A telephone replay will be available for seven days following the call. To access the telephone replay, dial 1-877-344-7529 in the U.S. or 1-412-317-0088 internationally using the conference ID 5996329.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements related to the expectations regarding the performance of Hilton's business, future financial results, liquidity and capital resources and other non-historical statements. In some cases, you can identify these forward-looking statements by the use of words such as "outlook," "believes," "expects," "forecasts," "potential," "continues," "may," "will," "should," "could," "seeks," "projects," "predicts," "intends," "plans," "estimates," "anticipates" or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties including, among others, risks inherent to the hospitality industry; macroeconomic factors beyond Hilton's control, such as inflation, changes in interest rates, challenges due to labor shortages or disputes and supply chain disruptions and recent events affecting the financial services industry; risks related to the impact of the COVID-19 pandemic; competition for hotel guests and management and franchise contracts; risks related to doing business with third-party hotel owners; performance of Hilton's information technology systems; growth of reservation channels outside of Hilton's system; risks of doing business outside of the U.S.; risks associated with conflicts in Eastern Europe and the Middle East and other geopolitical events; and Hilton's indebtedness. Additional factors that could cause

Hilton's results to differ materially from those described in the forward-looking statements can be found under the section entitled "Part I—Item 1A. Risk Factors" of Hilton's Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which is filed with the Securities and Exchange Commission (the "SEC") and is accessible on the SEC's website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in Hilton's filings with the SEC. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Definitions

See the "Definitions" section for the definition of certain terms used within this press release, including within the schedules.

Non-GAAP Financial Measures

The Company refers to certain financial measures that are not recognized under U.S. generally accepted accounting principles ("GAAP") in this press release, including: net income, adjusted for special items; diluted EPS, adjusted for special items; EBITDA; Adjusted EBITDA; Adjusted EBITDA margin; net debt; and net debt to Adjusted EBITDA ratio. See the schedules to this press release, including the "Definitions" section, for additional information and reconciliations of such non-GAAP financial measures, as well as the most comparable GAAP financial measures.

About Hilton

Hilton (NYSE: HLT) is a leading global hospitality company with a portfolio of 22 world-class brands comprising nearly 7,400 properties and more than 1.1 million rooms, in 124 countries and territories. Dedicated to fulfilling its founding vision to fill the earth with the light and warmth of hospitality, Hilton has welcomed more than 3 billion guests in its more than 100-year history, earned a top spot on Fortune's 100 Best Companies to Work For list and been recognized as a global leader on the Dow Jones Sustainability Indices for six consecutive years. Hilton has introduced several industry-leading technology enhancements to improve the guest experience, including Digital Key Share, automated complimentary room upgrades and the ability to book confirmed connecting rooms. Through the award-winning guest loyalty program Hilton Honors, the more than 173 million members who book directly with Hilton can earn Points for hotel stays and experiences money can't buy. With the free Hilton Honors app, guests can book their stay, select their room, check in, unlock their door with a Digital Key and check out, all from their smartphone. Visit stories.hilton.com for more information, and connect with Hilton on facebook.com/hiltonnewsroom, twitter.com/hiltonnewsroom, linkedin.com/company/hilton, instagram.com/hiltonnewsroom and youtube.com/hiltonnewsroom.

HILTON WORLDWIDE HOLDINGS INC.
EARNINGS RELEASE SCHEDULES

HILTON WORLDWIDE HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Revenues
Franchise and licensing fees	$643	$573	$1,769	$1,531
Base and other management fees	81	76	247	206
Incentive management fees	63	52	197	132
Owned and leased hotels	335	295	924	727
Other revenues	45	28	126	71
	1,167	1,024	3,263	2,667
Other revenues from managed and franchised properties	1,506	1,344	4,363	3,662
Total revenues	2,673	2,368	7,626	6,329

Expenses
Owned and leased hotels	301	263	849	705
Depreciation and amortization	40	39	114	123
General and administrative	96	93	298	287
Other expenses	26	13	80	35
	463	408	1,341	1,150
Other expenses from managed and franchised properties	1,557	1,337	4,460	3,589
Total expenses	2,020	1,745	5,801	4,739

Operating income	653	623	1,825	1,590

Interest expense	(113)	(106)	(340)	(295)
Gain (loss) on foreign currency transactions	(7)	—	(13)	4
Loss on investments in unconsolidated affiliate	—	—	(92)	—
Other non-operating income, net	15	10	38	32

Income before income taxes	548	527	1,418	1,331

Income tax expense	(169)	(181)	(417)	(407)

Net income	379	346	1,001	924
Net loss (income) attributable to noncontrolling interests	(2)	1	(7)	3
Net income attributable to Hilton stockholders	$377	$347	$994	$927

Weighted average shares outstanding:
Basic	260	273	264	277
Diluted	262	275	266	279

Earnings per share:
Basic	$1.45	$1.27	$3.77	$3.35
Diluted	$1.44	$1.26	$3.74	$3.32

Cash dividends declared per share	$0.15	$0.15	$0.45	$0.30

HILTON WORLDWIDE HOLDINGS INC.
COMPARABLE AND CURRENCY NEUTRAL SYSTEM-WIDE HOTEL OPERATING STATISTICS
BY REGION, BRAND AND SEGMENT
(unaudited)

	Three Months Ended September 30, 2023
	Occupancy			ADR		RevPAR
	2023	vs. 2022		2023	vs. 2022	2023	vs. 2022
Region
U.S.	75.3%	0.6%	pts.	$167.73	2.2%	$126.37	3.0%
Americas (excluding U.S.)	73.2	1.7		158.53	8.0	116.06	10.6
Europe	79.0	1.4		179.00	8.8	141.44	10.8
Middle East & Africa	70.0	5.3		143.00	9.9	100.07	19.0
Asia Pacific	74.4	11.7		112.54	17.4	83.76	39.3

Brand
Waldorf Astoria Hotels & Resorts	65.0%	8.1%	pts.	$461.09	(4.0)%	$299.65	9.7%
LXR Hotels & Resorts	48.0	(2.8)		556.93	21.9	267.55	15.1
Conrad Hotels & Resorts	76.2	11.6		279.26	8.7	212.82	28.3
Canopy by Hilton	72.4	5.4		216.08	1.5	156.38	9.7
Hilton Hotels & Resorts	73.3	4.6		190.30	4.6	139.42	11.6
Curio Collection by Hilton	71.4	4.1		222.24	1.4	158.57	7.5
DoubleTree by Hilton	72.2	2.5		144.65	3.5	104.48	7.2
Tapestry Collection by Hilton	72.9	2.8		182.52	4.0	133.06	8.2
Embassy Suites by Hilton	75.4	1.9		184.67	2.4	139.28	5.1
Hilton Garden Inn	74.4	1.0		149.96	2.6	111.53	4.0
Hampton by Hilton	76.5	1.3		136.74	2.5	104.54	4.2
Tru by Hilton	74.6	(0.2)		133.64	1.9	99.64	1.6
Homewood Suites by Hilton	82.1	(0.3)		162.74	3.0	133.67	2.7
Home2 Suites by Hilton	81.5	0.4		143.42	2.9	116.87	3.5

Segment
Management and franchise	75.3%	2.1%	pts.	$159.99	3.4%	$120.39	6.4%
Ownership(1)	78.1	7.9		237.54	10.2	185.49	22.6

System-wide	75.3%	2.2%	pts.	$161.20	3.6%	$121.37	6.8%

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HILTON WORLDWIDE HOLDINGS INC.
COMPARABLE AND CURRENCY NEUTRAL SYSTEM-WIDE HOTEL OPERATING STATISTICS
BY REGION, BRAND AND SEGMENT
(unaudited)

	Nine Months Ended September 30,
	Occupancy			ADR		RevPAR
	2023	vs. 2022		2023	vs. 2022	2023	vs. 2022
Region
U.S.	73.4%	2.9%	pts.	$165.90	4.7%	$121.83	9.0%
Americas (excluding U.S.)	70.1	7.0		153.78	13.3	107.74	25.9
Europe	72.3	6.9		169.79	14.8	122.75	27.0
Middle East & Africa	70.8	7.1		165.24	15.4	117.04	28.2
Asia Pacific	70.1	18.9		113.56	21.0	79.59	65.5

Brand
Waldorf Astoria Hotels & Resorts	65.1%	11.6%	pts.	$513.06	(3.7)%	$333.78	17.3%
LXR Hotels & Resorts	47.6	1.4		511.92	10.3	243.66	13.7
Conrad Hotels & Resorts	72.8	15.5		287.20	14.3	209.04	45.2
Canopy by Hilton	70.1	9.9		218.60	6.1	153.27	23.5
Hilton Hotels & Resorts	70.0	9.5		190.71	7.6	133.50	24.5
Curio Collection by Hilton	70.0	8.2		228.70	2.2	160.20	15.8
DoubleTree by Hilton	69.2	5.7		143.10	6.2	99.05	15.7
Tapestry Collection by Hilton	69.3	4.5		178.82	6.9	123.94	14.2
Embassy Suites by Hilton	73.6	4.7		183.42	4.8	134.98	11.9
Hilton Garden Inn	72.0	4.0		147.30	5.4	106.09	11.6
Hampton by Hilton	73.7	4.5		132.84	3.9	97.84	10.5
Tru by Hilton	72.7	2.3		129.76	3.7	94.36	7.0
Homewood Suites by Hilton	80.4	0.8		158.78	5.9	127.59	7.0
Home2 Suites by Hilton	80.1	1.7		142.07	5.5	113.84	7.8

Segment
Management and franchise	72.7%	5.3%	pts.	$158.49	6.0%	$115.22	14.4%
Ownership(1)	72.4	15.2		231.99	15.4	168.05	46.1

System-wide	72.7%	5.5%	pts.	$159.59	6.3%	$116.01	14.9%
____________
(1)Includes hotels owned or leased by entities in which Hilton owns a noncontrolling financial interest.

HILTON WORLDWIDE HOLDINGS INC.
PROPERTY SUMMARY
As of September 30, 2023

	Owned / Leased(1)		Managed		Franchised		Total
	Properties	Rooms	Properties	Rooms	Properties	Rooms	Properties	Rooms
Waldorf Astoria Hotels & Resorts
U.S.	—	—	12	4,598	—	—	12	4,598
Americas (excluding U.S.)	—	—	3	422	—	—	3	422
Europe	2	463	4	898	—	—	6	1,361
Middle East & Africa	—	—	7	1,867	—	—	7	1,867
Asia Pacific	—	—	6	1,259	—	—	6	1,259
LXR Hotels & Resorts
U.S.	—	—	—	—	3	522	3	522
Americas (excluding U.S.)	—	—	—	—	1	76	1	76
Europe	—	—	1	70	1	307	2	377
Middle East & Africa	—	—	2	331	3	282	5	613
Asia Pacific	—	—	—	—	1	114	1	114
Conrad Hotels & Resorts
U.S.	—	—	6	2,227	2	1,730	8	3,957
Americas (excluding U.S.)	—	—	3	787	—	—	3	787
Europe	—	—	4	1,155	1	107	5	1,262
Middle East & Africa	1	614	4	1,689	—	—	5	2,303
Asia Pacific	1	164	24	7,388	1	659	26	8,211
Canopy by Hilton
U.S.	—	—	—	—	26	4,490	26	4,490
Americas (excluding U.S.)	—	—	2	272	1	184	3	456
Europe	—	—	1	123	5	1,058	6	1,181
Middle East & Africa	—	—	1	200	—	—	1	200
Asia Pacific	—	—	4	613	—	—	4	613
Signia by Hilton
U.S.	—	—	2	1,814	—	—	2	1,814
Hilton Hotels & Resorts
U.S.	—	—	58	43,910	188	58,973	246	102,883
Americas (excluding U.S.)	1	405	30	11,218	23	6,788	54	18,411
Europe	37	11,140	43	14,792	44	11,508	124	37,440
Middle East & Africa	4	1,705	39	13,387	5	1,916	48	17,008
Asia Pacific	5	2,999	116	39,790	10	3,897	131	46,686
Curio Collection by Hilton
U.S.	—	—	11	4,979	67	13,405	78	18,384
Americas (excluding U.S.)	—	—	2	99	19	2,431	21	2,530
Europe	—	—	6	516	30	4,024	36	4,540
Middle East & Africa	—	—	4	741	2	557	6	1,298
Asia Pacific	—	—	4	773	2	248	6	1,021
DoubleTree by Hilton
U.S.	—	—	31	10,092	349	79,228	380	89,320
Americas (excluding U.S.)	—	—	3	587	38	7,695	41	8,282
Europe	—	—	17	4,211	110	19,247	127	23,458
Middle East & Africa	—	—	19	5,242	6	1,118	25	6,360
Asia Pacific	—	—	87	23,043	9	2,245	96	25,288

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HILTON WORLDWIDE HOLDINGS INC.
PROPERTY SUMMARY (continued)
As of September 30, 2023

	Owned / Leased(1)		Managed		Franchised		Total
	Properties	Rooms	Properties	Rooms	Properties	Rooms	Properties	Rooms
Tapestry Collection by Hilton
U.S.	—	—	1	124	92	10,922	93	11,046
Americas (excluding U.S.)	—	—	1	138	9	1,122	10	1,260
Europe	—	—	—	—	10	606	10	606
Middle East & Africa	—	—	1	50	—	—	1	50
Asia Pacific	—	—	2	382	1	175	3	557
Embassy Suites by Hilton
U.S.	—	—	37	9,942	219	49,229	256	59,171
Americas (excluding U.S.)	—	—	2	504	7	1,829	9	2,333
Middle East & Africa	—	—	—	—	1	151	1	151
Tempo by Hilton
U.S.	—	—	1	661	—	—	1	661
Motto by Hilton
U.S.	—	—	—	—	4	1,271	4	1,271
Americas (excluding U.S.)	—	—	—	—	1	115	1	115
Europe	—	—	—	—	1	108	1	108
Hilton Garden Inn
U.S.	—	—	6	689	738	101,727	744	102,416
Americas (excluding U.S.)	—	—	13	1,968	53	7,952	66	9,920
Europe	—	—	13	2,533	69	10,968	82	13,501
Middle East & Africa	—	—	17	3,555	3	474	20	4,029
Asia Pacific	—	—	67	14,334	9	1,502	76	15,836
Hampton by Hilton
U.S.	—	—	20	2,622	2,333	231,253	2,353	233,875
Americas (excluding U.S.)	—	—	11	1,442	120	14,602	131	16,044
Europe	—	—	18	3,031	114	17,951	132	20,982
Middle East & Africa	—	—	5	1,459	—	—	5	1,459
Asia Pacific	—	—	—	—	326	51,919	326	51,919
Tru by Hilton
U.S.	—	—	—	—	242	23,640	242	23,640
Americas (excluding U.S.)	—	—	—	—	5	574	5	574
Spark by Hilton
U.S.	—	—	—	—	1	120	1	120
Homewood Suites by Hilton
U.S.	—	—	8	999	504	57,722	512	58,721
Americas (excluding U.S.)	—	—	3	406	24	2,688	27	3,094
Home2 Suites by Hilton
U.S.	—	—	2	210	585	61,239	587	61,449
Americas (excluding U.S.)	—	—	—	—	9	951	9	951
Asia Pacific	—	—	—	—	39	5,791	39	5,791
Other	—	—	3	1,322	8	2,146	11	3,468
Total hotels	51	17,490	787	245,464	6,474	881,556	7,312	1,144,510
Hilton Grand Vacations(2)	—	—	—	—	87	15,275	87	15,275
Total system	51	17,490	787	245,464	6,561	896,831	7,399	1,159,785
____________
(1)Includes hotels owned or leased by entities in which Hilton owns a noncontrolling financial interest.
(2)Includes properties under our timeshare brands including Hilton Club, Hilton Grand Vacations Club and Hilton Vacation Club.

HILTON WORLDWIDE HOLDINGS INC.
CAPITAL EXPENDITURES AND CONTRACT ACQUISITION COSTS
(dollars in millions)
(unaudited)

	Three Months Ended
	September 30,		Increase / (Decrease)
	2023	2022	$	%
Capital expenditures for property and equipment(2)	$35	$8	27	NM(1)
Capitalized software costs(3)	26	18	8	44.4
Total capital expenditures	61	26	35	NM(1)
Contract acquisition costs, net of refunds	25	20	5	25.0
Total capital expenditures and contract acquisition costs	$86	$46	40	87.0

	Nine Months Ended
	September 30,		Increase / (Decrease)
	2023	2022	$	%
Capital expenditures for property and equipment(2)	$109	$19	90	NM(1)
Capitalized software costs(3)	68	43	25	58.1
Total capital expenditures	177	62	115	NM(1)
Contract acquisition costs, net of refunds(4)	164	61	103	NM(1)
Total capital expenditures and contract acquisition costs	$341	$123	218	NM(1)
____________
(1)Fluctuation in terms of percentage change is not meaningful.
(2)Represents expenditures for hotels, corporate and other property and equipment, which include amounts reimbursed by third parties of $10 million and less than $1 million for the three months ended September 30, 2023 and 2022, respectively, and $14 million and $2 million for the nine months ended September 30, 2023 and 2022, respectively. Excludes expenditures for FF&E replacement reserves of $17 million and $13 million for the three months ended September 30, 2023 and 2022, respectively, and $40 million for both the nine months ended September 30, 2023 and 2022.
(3)Includes $24 million and $17 million of expenditures that were reimbursed to us by third parties for the three months ended September 30, 2023 and 2022, respectively, and $63 million and $40 million for the nine months ended September 30, 2023 and 2022, respectively.
(4)The increases during the periods were primarily due to the timing of certain strategic hotel developments supporting Hilton's growth.

HILTON WORLDWIDE HOLDINGS INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
NET INCOME AND DILUTED EPS, ADJUSTED FOR SPECIAL ITEMS
(in millions, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Net income attributable to Hilton stockholders, as reported	$377	$347	$994	$927
Diluted EPS, as reported	$1.44	$1.26	$3.74	$3.32
Special items:
Net other expenses (revenues) from managed and franchised properties	$51	$(7)	$97	$(73)
Purchase accounting amortization(1)	12	11	34	34
Loss on investments in unconsolidated affiliate(2)	—	—	92	—
FF&E replacement reserves	17	13	40	40
Tax-related adjustments(3)	2	—	(6)	—
Other adjustments(4)	(3)	1	6	(9)
Total special items before taxes	79	18	263	(8)
Income tax benefit (expense) on special items	(17)	(4)	(53)	4
Total special items after taxes	$62	$14	$210	$(4)

Net income, adjusted for special items	$439	$361	$1,204	$923
Diluted EPS, adjusted for special items	$1.67	$1.31	$4.53	$3.31
____________
(1)Amounts represent the amortization expense related to finite-lived intangible assets that were recorded at fair value in 2007 when the Company became a wholly owned subsidiary of affiliates of Blackstone Inc. The majority of the related assets will become fully amortized during 2023.
(2)Amount includes losses recognized related to equity and debt financing that Hilton had previously provided to an unconsolidated affiliate with underlying investments in hotels that Hilton currently or in the future will manage or franchise.
(3)Amounts include income tax expenses (benefits) related to the enactment of new tax laws and certain changes in unrecognized tax benefits.
(4)Amounts for the three months ended September 30, 2023 and nine months ended September 30, 2023 and 2022 include net losses (gains) related to certain of Hilton's investments in unconsolidated affiliates, other than the loss included separately in "loss on investments in unconsolidated affiliate." The three and nine months ended September 30, 2023 also include expected future credit losses related to debt guarantees for hotels that Hilton manages. All of these amounts were included in other non-operating income, net in Hilton's unaudited condensed consolidated statements of operations.

HILTON WORLDWIDE HOLDINGS INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
NET INCOME MARGIN AND
ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN
(dollars in millions)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Net income	$379	$346	$1,001	$924
Interest expense	113	106	340	295
Income tax expense	169	181	417	407
Depreciation and amortization expenses	40	39	114	123
EBITDA	701	672	1,872	1,749
Loss (gain) on foreign currency transactions	7	—	13	(4)
Loss on investments in unconsolidated affiliate(1)	—	—	92	—
FF&E replacement reserves	17	13	40	40
Share-based compensation expense	48	42	133	126
Amortization of contract acquisition costs	11	10	32	28
Net other expenses (revenues) from managed and franchised properties	51	(7)	97	(73)
Other adjustments(2)	(1)	2	7	(7)
Adjusted EBITDA	$834	$732	$2,286	$1,859
____________
(1)Amount includes losses recognized related to equity and debt financing that Hilton had previously provided to an unconsolidated affiliate with underlying investments in hotels that Hilton currently or in the future will manage or franchise.
(2)Amounts for the three months ended September 30, 2023 and nine months ended September 30, 2023 and 2022 include net losses (gains) related to certain of Hilton's investments in unconsolidated affiliates, other than the loss included separately in "loss on investments in unconsolidated affiliate." All periods include severance and other items.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Total revenues, as reported	$2,673	$2,368	$7,626	$6,329
Add: amortization of contract acquisition costs	11	10	32	28
Less: other revenues from managed and franchised properties	(1,506)	(1,344)	(4,363)	(3,662)
Total revenues, as adjusted	$1,178	$1,034	$3,295	$2,695

Net income	$379	$346	$1,001	$924
Net income margin	14.2%	14.6%	13.1%	14.6%

Adjusted EBITDA	$834	$732	$2,286	$1,859
Adjusted EBITDA margin	70.8%	70.8%	69.4%	69.0%

HILTON WORLDWIDE HOLDINGS INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
LONG-TERM DEBT TO NET INCOME RATIO AND
NET DEBT AND NET DEBT TO ADJUSTED EBITDA RATIO
(dollars in millions)
(unaudited)

	September 30,	December 31,
	2023	2022
Long-term debt, including current maturities	$8,719	$8,747
Add: unamortized deferred financing costs and discount	64	73
Long-term debt, including current maturities and excluding the deduction for unamortized deferred financing costs and discount	8,783	8,820
Less: cash and cash equivalents	(698)	(1,209)
Less: restricted cash and cash equivalents	(81)	(77)
Net debt	$8,004	$7,534

	Nine Months Ended		Year Ended	TTM Ended
	September 30,		December 31,	September 30,
	2023	2022	2022	2023
Net income	$1,001	$924	$1,257	$1,334
Interest expense	340	295	415	460
Income tax expense	417	407	477	487
Depreciation and amortization expenses	114	123	162	153
EBITDA	1,872	1,749	2,311	2,434
Loss (gain) on foreign currency transactions	13	(4)	(5)	12
Loss on investments in unconsolidated affiliate(1)	92	—	—	92
FF&E replacement reserves	40	40	54	54
Share-based compensation expense	133	126	162	169
Amortization of contract acquisition costs	32	28	38	42
Net other expenses (revenues) from managed and franchised properties	97	(73)	39	209
Other adjustments(2)	7	(7)	—	14
Adjusted EBITDA	$2,286	$1,859	$2,599	$3,026

Long-term debt				$8,719
Long-term debt to net income ratio				6.5

Net debt				$8,004
Net debt to Adjusted EBITDA ratio				2.6
____________
(1)Amount includes losses recognized related to equity and debt financing that Hilton had previously provided to an unconsolidated affiliate with underlying investments in hotels that Hilton currently or in the future will manage or franchise.
(2)Amount for the year ended December 31, 2022 was less than $1 million. All periods include net losses (gains) related to certain of Hilton's investments in unconsolidated affiliates, other than the loss included separately in "loss on investments in unconsolidated affiliate," severance and other items.

HILTON WORLDWIDE HOLDINGS INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
OUTLOOK: NET INCOME AND DILUTED EPS, ADJUSTED FOR SPECIAL ITEMS
(in millions, except per share data)
(unaudited)

	Three Months Ending
	December 31, 2023
	Low Case	High Case
Net income attributable to Hilton stockholders	$371	$385
Diluted EPS(1)	$1.43	$1.48
Special items(2):
Purchase accounting amortization	$3	$3
FF&E replacement reserves	21	21
Total special items before taxes	24	24
Income tax expense on special items	(3)	(3)
Total special items after taxes	$21	$21

Net income, adjusted for special items	$392	$406
Diluted EPS, adjusted for special items(1)	$1.51	$1.56

	Year Ending
	December 31, 2023
	Low Case	High Case
Net income attributable to Hilton stockholders	$1,365	$1,379
Diluted EPS(1)	$5.17	$5.22
Special items(2):
Net other expenses from managed and franchised properties	$97	$97
Purchase accounting amortization	37	37
Loss on investments in unconsolidated affiliate	92	92
FF&E replacement reserves	61	61
Tax-related adjustments	(6)	(6)
Other adjustments	6	6
Total special items before taxes	287	287
Income tax expense on special items	(56)	(56)
Total special items after taxes	$231	$231

Net income, adjusted for special items	$1,596	$1,610
Diluted EPS, adjusted for special items(1)	$6.04	$6.09
____________
(1)Does not include the effect of potential share repurchases.
(2)See "—Net Income and Diluted EPS, Adjusted for Special Items" for details of these special items.

HILTON WORLDWIDE HOLDINGS INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
OUTLOOK: ADJUSTED EBITDA
(in millions)
(unaudited)

	Three Months Ending
	December 31, 2023
	Low Case	High Case
Net income	$374	$388
Interest expense	118	118
Income tax expense	147	153
Depreciation and amortization expenses	32	32
EBITDA	671	691
FF&E replacement reserves	21	21
Share-based compensation expense	31	31
Amortization of contract acquisition costs	11	11
Other adjustments	5	5
Adjusted EBITDA	$739	$759

	Year Ending
	December 31, 2023
	Low Case	High Case
Net income	$1,375	$1,389
Interest expense	458	458
Income tax expense	564	570
Depreciation and amortization expenses	146	146
EBITDA	2,543	2,563
Loss on foreign currency transactions	13	13
Loss on investments in unconsolidated affiliate	92	92
FF&E replacement reserves	61	61
Share-based compensation expense	164	164
Amortization of contract acquisition costs	43	43
Net other expenses from managed and franchised properties	97	97
Other adjustments(1)	12	12
Adjusted EBITDA	$3,025	$3,045
____________
(1)Includes adjustments for net losses (gains) related to certain of Hilton's investments in unconsolidated affiliates, other than the loss included separately in "loss on investments in unconsolidated affiliate," severance and other items. See "—Net Income Margin and Adjusted EBITDA and Adjusted EBITDA Margin" for details of these adjustments.

HILTON WORLDWIDE HOLDINGS INC.
DEFINITIONS

Trailing Twelve Month Financial Information

This press release includes certain unaudited financial information for the trailing twelve months ("TTM") ended September 30, 2023, which is calculated as the nine months ended September 30, 2023 plus the year ended December 31, 2022 less the nine months ended September 30, 2022. This presentation is not in accordance with GAAP. However, the Company believes that this presentation provides useful information to investors regarding its recent financial performance, and it views this presentation of the four most recently completed fiscal quarters as a key measurement period for investors to assess its historical results. In addition, the Company's management uses TTM information to evaluate the Company's financial performance for ongoing planning purposes.

Net Income (Loss), Adjusted for Special Items, and Diluted EPS, Adjusted for Special Items

Net income (loss), adjusted for special items, and diluted earnings (loss) per share ("EPS"), adjusted for special items, are not recognized terms under GAAP and should not be considered as alternatives to net income (loss), diluted EPS or other measures of financial performance or liquidity derived in accordance with GAAP. In addition, the Company's definition of net income (loss), adjusted for special items, and diluted EPS, adjusted for special items, may not be comparable to similarly titled measures of other companies.

Net income (loss), adjusted for special items, and diluted EPS, adjusted for special items, are included to assist investors in performing meaningful comparisons of past, present and future operating results and as a means of highlighting the results of the Company's ongoing operations.

EBITDA, Adjusted EBITDA, Net Income (Loss) Margin and Adjusted EBITDA Margin

EBITDA, presented herein, reflects net income (loss), excluding interest expense, a provision for income tax benefit (expense) and depreciation and amortization expenses. Adjusted EBITDA, presented herein, is calculated as EBITDA, as previously defined, further adjusted to exclude certain items, including gains, losses, revenues and expenses in connection with: (i) asset dispositions for both consolidated and unconsolidated investments; (ii) foreign currency transactions; (iii) debt restructurings and retirements; (iv) furniture, fixtures and equipment ("FF&E") replacement reserves required under certain lease agreements; (v) share-based compensation; (vi) reorganization, severance, relocation and other expenses; (vii) non-cash impairment; (viii) amortization of contract acquisition costs; (ix) the net effect of our cost reimbursement revenues and expenses included in other revenues and other expenses from managed and franchised properties; and (x) other items.

Net income (loss) margin represents net income (loss) as a percentage of total revenues. Adjusted EBITDA margin represents Adjusted EBITDA as a percentage of total revenues, adjusted to exclude the amortization of contract acquisition costs and other revenues from managed and franchised properties.

The Company believes that EBITDA, Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors about the Company's financial condition and results of operations for the following reasons: (i) these measures are among the measures used by the Company's management team to evaluate its operating performance and make day-to-day operating decisions and (ii) these measures are frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results or estimate valuations across companies in the industry. Additionally, these measures exclude certain items that can vary widely across different industries and among competitors within the Company's industry. For instance, interest expense and income taxes are dependent on company specifics, including, among other things, capital structure and operating jurisdictions, respectively, and, therefore, could vary significantly across companies. Depreciation and amortization expenses, as well as amortization of contract acquisition costs, are dependent upon company policies, including the method of acquiring and depreciating assets and the useful lives that are assigned to those depreciating or amortizing assets for accounting purposes. For Adjusted EBITDA, the Company also excludes items such as: (i) FF&E replacement reserves for leased hotels to be consistent with the treatment of capital expenditures for property and equipment, where depreciation of such capitalized assets is reported within depreciation and amortization expenses; (ii) share-based compensation, as this could vary widely among companies due to the different plans in place and the usage of them; and (iii) other items that are not reflective of the Company's operating performance, such as amounts related to debt restructurings and debt retirements and reorganization and related severance costs, to enhance period-over-period comparisons of the Company's ongoing operations. Further, Adjusted EBITDA excludes the net effect of the Company's cost reimbursement revenues and expenses, as the Company contractually does not operate the related programs to generate a profit over the terms of the respective contracts. The direct reimbursements from hotel owners are typically reimbursed as the costs are incurred and have no net effect on net income (loss). The fees the Company recognizes related to the indirect reimbursements may be recognized before or after the related expenses are incurred, causing timing differences between the costs incurred and the related reimbursement from hotel owners, with the net effect impacting net income (loss) in the reporting period. However, the expenses incurred related to the indirect reimbursements are expected to equal the revenues earned from the indirect reimbursements over time, such that over time there is neither a positive nor negative impact on the Company's results.

EBITDA, Adjusted EBITDA and Adjusted EBITDA margin are not recognized terms under GAAP and should not be considered as alternatives, either in isolation or as a substitute, for net income (loss), net income (loss) margin or other measures of financial performance or liquidity, including cash flows, derived in accordance with GAAP. Further, EBITDA, Adjusted EBITDA and Adjusted EBITDA margin have limitations as analytical tools, may not be comparable to similarly titled measures of other companies and should not be considered as other methods of analyzing the Company's results as reported under GAAP.

Net Debt, Long-Term Debt to Net Income Ratio and Net Debt to Adjusted EBITDA Ratio

Long-term debt to net income ratio is calculated as the ratio of Hilton's long-term debt, including current maturities, to net income. Net debt is calculated as: long-term debt, including current maturities and excluding the deduction for unamortized deferred financing costs and discount; reduced by: (i) cash and cash equivalents and (ii) restricted cash and cash equivalents. Net debt to Adjusted EBITDA ratio is calculated as the ratio of Hilton's net debt to Adjusted EBITDA. Net debt and net debt to Adjusted EBITDA ratio, presented herein, are non-GAAP financial measures that the Company uses to evaluate its financial leverage.

Net debt should not be considered as a substitute to debt presented in accordance with GAAP, and net debt to Adjusted EBITDA ratio should not be considered as an alternative to measures of financial condition derived in accordance with GAAP. Net debt and net debt to Adjusted EBITDA ratio may not be comparable to similarly titled measures of other companies. The Company believes net debt and net debt to Adjusted EBITDA ratio provide useful information about its indebtedness to investors as they are frequently used by securities analysts, investors and other interested parties to compare the indebtedness between companies.

Comparable Hotels

The Company defines comparable hotels as those that: (i) were active and operating in the Company's system for at least one full calendar year as of the end of the current period, and open January 1st of the previous year; (ii) have not undergone a change in brand or ownership type during the current or comparable periods reported; and (iii) have not undergone large-scale capital projects, sustained substantial property damage, encountered business interruption or for which comparable results were not available. Of the 7,312 hotels in the Company's system as of September 30, 2023, 5,964 hotels were classified as comparable hotels. The 1,348 non-comparable hotels as of September 30, 2023 included 346 hotels, or less than five percent of the total hotels in the Company's system, that were removed from the comparable group during the last twelve months because they underwent large-scale capital projects, sustained substantial property damage, encountered business interruption or comparable results were otherwise not available.

Occupancy

Occupancy represents the total number of room nights sold divided by the total number of room nights available at a hotel or group of hotels for a given period. Occupancy measures the utilization of available capacity at a hotel or group of hotels. Management uses occupancy to gauge demand at a specific hotel or group of hotels in a given period. Occupancy levels also help management determine achievable Average Daily Rate ("ADR") pricing levels as demand for hotel rooms increases or decreases.

ADR

ADR represents hotel room revenue divided by the total number of room nights sold for a given period. ADR measures the average room price attained by a hotel, and ADR trends provide useful information concerning the pricing environment and the nature of the customer base of a hotel or group of hotels. ADR is a commonly used performance measure in the industry, and management uses ADR to assess pricing levels that the Company is able to generate by type of customer, as changes in rates charged to customers have different effects on overall revenues and incremental profitability than changes in occupancy, as described above.

Revenue per Available Room ("RevPAR")

RevPAR is calculated by dividing hotel room revenue by the total number of room nights available to guests for a given period. Management considers RevPAR to be a meaningful indicator of the Company's performance as it provides a metric correlated to two primary and key drivers of operations at a hotel or group of hotels, as previously described: occupancy and ADR. RevPAR is also a useful indicator in measuring performance over comparable periods for comparable hotels.

References to occupancy, ADR and RevPAR throughout this press release are presented on a comparable basis, based on the comparable hotels as of September 30, 2023, and references to ADR and RevPAR are presented on a currency neutral basis, unless otherwise noted. As such, comparisons of these hotel operating statistics for the three and nine months ended September 30, 2023 and 2022 or 2019 use the foreign currency exchange rates used to translate the results of the Company's foreign operations within its unaudited condensed consolidated financial statements for the three and nine months ended September 30, 2023, respectively.